SECURITIES AND EXCHANGE COMMISSION
Washington, D. C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of report (Date of earliest event reported) October 24, 2006
BARR PHARMACEUTICALS, INC.
(Exact name of registrant as specified in its charter)

Delaware	1-9860	42-1612474
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

400 Chestnut Ridge Road, Woodcliff Lake, NJ (Address of principal executive offices)	07677 (Zip code)
(201) 930-3300
(Registrant’s telephone number, including area code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)) ☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01 — Completion of Acquisition of Assets
     On October 24, 2006, Barr Pharmaceuticals, Inc. (the “Company”) issued a press release announcing that its European subsidiary has finalized the legal and regulatory requirements to acquire PLIVA d.d., based in Zagreb, Croatia. Under the terms of Barr’s formal $2.5 billion cash tender offer, Barr made a payment of HRK 820 per share for all shares tendered during the offer period. The transaction has closed with 17,056,977 shares being tendered as part of the process, representing 92% of PLIVA’s total outstanding share capital being tendered to Barr. With the addition of the Treasury Shares held by PLIVA, Barr now owns or controls in excess of 95% of PLIVA’s voting share capital, permitting the Company to undertake the necessary actions to acquire the remainder of PLIVA’s outstanding share capital.
     A copy of the release is being furnished as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference. The information furnished in this Item 2.01 and in Exhibit 99.1 below shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, nor shall it be deemed incorporated by reference in any filing with the Securities and Exchange Commission.
Item 9.01 Financial Statements and Exhibits
a) Financial Statements of Businesses Acquired.
The financial statements required by this item are not being filed herewith. To the extent information is required by this item, it will be filed with the U.S. Securities and Exchange Commission by amendment as soon as practicable, but no later than 71 days after the date on which this Current Report on Form 8-K is required to be filed.
(b) Pro Forma Financial Information.
The pro forma financial information required by this item is not being filed herewith. To the extent such information is required by this item, it will be filed with the U.S. Securities and Exchange Commission by amendment as soon as practicable, but no later than 71 days after the date on which this Current Report on Form 8-K is required to be filed.
(d) Exhibits.
The following press release is attached as an exhibit to this Current Report on form 8-K:
     Exhibits:
          99.1          Barr Pharmaceuticals, Inc. press release October 24, 2006

SIGNATURES
Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BARR PHARMACEUTICALS, INC.
Date: October 24, 2006	/s/ William T. McKee
William T. McKee
Vice President, Chief Financial Officer, and Treasurer